                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

               HOME PROPERTIES REPORTS SECOND QUARTER 2006 RESULTS
         FFO Per Share Exceeds Wall Street's Mean Estimate by Six Cents

ROCHESTER,  NY,  AUGUST  2, 2006 - Home  Properties  (NYSE:HME)  today  released financial  results for the second  quarter ending June 30, 2006. All results are reported on a diluted basis.

"Funds from  Operations per share was the highest for any second quarter in Home
Properties'  history as a public  company  and  resulted  from  strong  property operations, versus non-routine gains," said Edward J. Pettinella,  President and
Chief Executive Officer.  "Comparing same-property results to the second quarter of 2005, the  combination of 5.4% revenue  growth,  a 1.4% decrease in operating expenses and higher occupancy produced net operating income growth of 10.7%, the highest for the Company in more than four years. Improved operating fundamentals and successful implementation of key strategic initiatives resulted in excellent first half results which we will build on in the balance of the year."

Earnings  per  share  ("EPS")  for the  quarter  ended  June 30,  2006 was $0.33 compared to $0.25 for the quarter ended June 30, 2005. The increase is primarily attributable  to a $3.4  million  gain on sale of  real  estate  in the  current quarter  compared  to a small  loss on sale of real  estate  in the  prior  year quarter.  EPS for the six months ended June 30, 2006 was $0.46 compared to $0.19 for the six  months  ended June 30,  2005,  primarily  attributable  to the $7.7 million  real  estate  impairment  charge  taken  on  the  remaining  affordable properties in the first  quarter of 2005,  in addition to the gain  differential described above.

For the quarter  ended June 30, 2006,  Funds From  Operations  ("FFO") was $40.5
million,  or $0.84 per share, as compared to $36.4 million,  or $0.75 per share, for the quarter ended  June 30,  2005.  These  results  exceeded the midpoint of
Company guidance and analysts' mean estimate,  as reported by Thomson,  by $.06, and  equate to an 11.4%  increase  in total FFO from the  comparable  prior-year period and an 11.8% increase on a per-share basis. A reconciliation  of GAAP net income to FFO is included in the financial data accompanying this press release.

Second Quarter Operating Results
--------------------------------

For the  second  quarter  of 2006,  same-property  comparisons  (for 124  "Core"
properties  containing  35,820  apartment  units  owned  since  January 1, 2005)
reflected an increase in total  revenues of 5.4% as compared to the same quarter a year ago.  Net  operating  income  ("NOI")  increased by 10.7% from the second quarter of 2005.  Property level  operating  expenses  decreased by 1.4% for the quarter,  primarily  due to  decreases in natural gas heating  costs,  personnel expense, advertising and real estate taxes, offset in part by increases in water
& sewer and property insurance costs.

Average  economic  occupancy for the Core properties was 94.2% during the second quarter of 2006,  up from  93.7%  during  the  second  quarter of 2005.  Average monthly  rental  rates  increased  2.9% to $1,029 as  compared  to the  year-ago period.

On a sequential  basis,  compared to the 2006 first quarter results for the Core properties,  total revenues were up 1.7% in the second quarter of 2006, expenses were  down  15.7%  and net  operating  income  was up  16.3%.  Average  economic occupancy  improved 0.1% to 94.2%.  The expense  decrease in the second  quarter compared to the first quarter represents typical  seasonality from lower natural gas and snow  removal  costs.  If the second  quarter  expenses  are adjusted to remain  constant  with first  quarter  2006  expenses  for these two line items, expenses  would be up slightly  at 0.3% and  sequential  NOI results  would have improved 2.9%.

Occupancies for the 2,805 net apartment units acquired/developed between January
1, 2005 and June 30, 2006 (the "Recently Acquired  Communities")  averaged 92.7%
during the second quarter of 2006 at average monthly rents of $1,090.

Year-to-Date Operating Results
------------------------------

For the six months ended June 30, 2006,  same-property  comparisons for the Core properties  reflected an increase in total revenues of 5.7% resulting in an 8.0%
increase  in net  operating  income  compared  to the first six  months of 2005.
Property level operating expenses increased by 3.0%,  primarily due to increases in natural gas heating  costs,  water & sewer and  property  insurance  expense, offset in part by  reductions  in personnel  expense,  advertising,  real estate taxes and snow removal costs.

Average  economic  occupancy for the Core  properties was 94.1% during the first six months of 2005, up from 93.3% a year ago, with average  monthly rents rising
2.7%.

Acquisitions and Dispositions
-----------------------------

The Company previously  announced the acquisition during the 2006 second quarter of two apartment  communities in the Boston,  Massachusetts  suburb of Randolph:
Highland  House (172 units) and Liberty  Place (107 units) for $17.9 million and
$14.9 million, respectively.

The Company also previously  announced the sale during the second quarter of two apartment communities located in the New Jersey region: Fairmount Apartments (54 units) and  Kensington  Apartments (38 units).  A gain on sale of  approximately
$4.5 million was recorded in the second quarter of 2006.

The  Company  also  recently  announced  the sale on June 29, 2006 of its entire
Detroit  portfolio of 19 properties  containing  5,046 units.  A loss on sale of approximately  $1.1  million  was  recorded  in the second  quarter of 2006.  In
addition,   interest  expense  reported  in  discontinued   operations  includes
$3.0 million of prepayment  penalties and  unamortized  loan  acquisition  costs triggered by the loan payoffs upon sale. Neither the loss nor the interest costs are included in the  Company's  reported  Funds from  Operations  for the second quarter of 2006.

Disposition of Upstate New York Portfolio
-----------------------------------------

The Company  today  announced its intention to exit the Upstate New York market,
consistent   with   its   strategy   of   focusing   its   operations   in  high
barrier-to-entry, high growth markets. The Company has retained CB Richard Ellis to assist in the sale of its properties. There are four properties (1,644 units)
in Buffalo,  nine  properties  (1,680  units) in Rochester  and five  properties
(1,243 units) in Syracuse.  The Company  expects the 18 properties  (4,567 units total) will be sold to several buyers.

"We  expect  there  will  be  considerable  interest  in the  Upstate  New  York properties,  which are in excellent physical  condition,  have skilled staff and produce stable  returns,"  Pettinella  said.  "In accordance  with our long-term strategic  plan,  we believe  proceeds  from the sale can be  redeployed in East
Coast markets that will produce faster growing and higher long-term  returns for our shareholders."

The Company said it will maintain its corporate  headquarters in Rochester,  New
York. It anticipates property sales will close in the fourth quarter of 2006 and the first quarter of 2007,  depending upon the level of  replacement  properties required to avoid triggering the need for payment of a special dividend.  Unlike the recent Detroit  portfolio  sale,  there are no Operating  Partnership  Units associated  with the  Upstate  New York  properties  which  would  require  1031 exchanges to preserve tax deferral,  giving the Company  greater  flexibility in the sale process.

The Company does not intend to disclose developments  concerning the sale of the
Upstate New York properties unless and until its Board of Directors has approved a specific transaction(s).

Capital Markets Activities
--------------------------

As of June 30, 2006, the Company's ratio of debt-to-total market  capitalization was 41.2% (based on a stock price of $55.51 to determine equity value), with $47 million  outstanding  on its $140  million  revolving  credit  facility and $7.2 million of unrestricted  cash on hand. In addition,  $41.4 million is classified as cash in escrow which represents  certain proceeds from the Detroit  portfolio sale  which are  required  to be held by a  qualified  1031  intermediary  until closing on certain  replacement  properties.  Mortgage  debt of $1.8 billion was outstanding,  at rates of interest averaging 5.8% and with staggered  maturities averaging approximately seven years.  Approximately 96% of total indebtedness is at fixed rates. Interest coverage averaged 2.5 times during the quarter; and the fixed charge ratio, which includes preferred dividends, averaged 2.3 times.

The Company  estimates its net asset value ("NAV") per share at June 30, 2006 to be  $58.74  based on  capitalizing  at 6.15%  the  total of the  annualized  and seasonally  adjusted second quarter property net operating  income,  plus a 3.0%
growth factor,  minus a management  fee. The Company  believes the cap rate used reflects current market conditions.

During the second  quarter of 2006,  the Company  repurchased  1,585,063  of its common shares for  approximately  $80.7 million,  or a weighted average price of
$50.90 per share. For the year, the total shares  repurchased are  approximately
1.7 million shares for $86.4 million,  or $50.29 per share. As of June 30, 2006, the Company has Board  authorization to buy back up to approximately 1.5 million additional shares of its common stock or Operating Partnership Units.

Outlook
-------

For 2006, the Company has increased its prior  guidance,  based on actual second quarter results compared to the expected range of guidance,  and now expects FFO per share  between  $3.01 and $3.06 per share,  which will produce FFO per share growth of 5.6% to 7.3% when compared to 2005 results  before the effects of real estate  impairment  charges in 2005.  This guidance range reflects  management's current assessment of economic and market conditions.

The  quarterly  breakdown  for the  balance  of 2006  guidance  on FFO per share results is as follows:  third  quarter $0.80 to $0.82;  fourth  quarter $0.74 to
$0.77. Assumptions used for the 2006 projections are included with the published supplemental information.

Conference Call
---------------

The Company will conduct a conference call and simultaneous  Webcast tomorrow at
11:00 AM Eastern Time to review the  information  reported in this  release.  To listen to the call, please dial  800-618-9702  (International  212-341-7099).  A replay of the call  will be  available  through  August  10,  2006,  by  dialing
800-633-8284 or 402-977-9140 and entering 21279306.  The Company Webcast,  which includes a slide  presentation,  will be available live, and archived by 2:30 PM through the "Investors" section of our Web site,  www.homeproperties.com,  under the heading, "News & Events."

The Company produces  supplemental  information that provides details  regarding property  operations,  other  income,  acquisitions,  sales,  market  geographic breakdown,  debt and net asset value. The supplemental  information is available via the Company's Web site, e-mail or via facsimile upon request.

This press release  contains  forward-looking  statements.  Although the Company believes expectations reflected in such forward-looking  statements are based on reasonable  assumptions,  it can give no assurance that its expectations will be achieved.  Factors  that may cause  actual  results  to differ  include  general economic and local real estate conditions, the weather and other conditions that
might  affect  operating  expenses,   the  timely  completion  of  repositioning
activities within anticipated  budgets,  the actual pace of future  acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates,  acquires and rehabilitates  apartment  communities primarily in selected Northeast,  Mid-Atlantic and Southeast Florida markets. Currently, Home
Properties operates 140 communities containing 42,230 apartment units. Of these,
38,661 units in 135 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general  partner,  and 2,701 units are managed for other owners.  For more information,  visit Home Properties' Web site at www.homeproperties.com.

Tables to follow.

       Second Quarter              Avg. Economic
          Results                  Occupancy(c)          Q2 '06                     Q2 '06 vs. Q2 '05
          -------                  ------------          ------                     -----------------
                                                                                               % Rental
                                                                                                Revenue
                                                         Average                                Growth
                                                         Monthly     % Rental     % Rental     Including
                                                       Rent / Occ      Rate       Revenue       Utility       % NOI
                                Q2 '06      Q2 '05        Unit        Growth       Growth     Recoveries     Growth
                                ------      ------        ----        ------       ------     ----------     ------

Core Properties(a)              94.2%        93.7%       $1,029        2.9%         3.5%         5.2%         10.7%

Acquisition Properties(b)       92.7%          NA        $1,090         NA           NA          N/A            NA
                                ----         ----        ------        ---          ---          ---          ----

TOTAL PORTFOLIO                 94.1%        93.7%       $1,033         NA           NA          N/A            NA

                                   Avg. Economic
    Year-To-Date Results           Occupancy(c)          YTD '06                   YTD '06 vs. YTD '05
    --------------------           ------------          -------                   -------------------
                                                                                               % Rental
                                                                                                Revenue
                                                         Average                                Growth
                                                         Monthly     % Rental     % Rental     Including
                                                       Rent / Occ      Rate       Revenue       Utility       % NOI
                               YTD '06      YTD '05       Unit        Growth       Growth     Recoveries     Growth
                               -------      -------       ----        ------       ------     ----------     ------

Core Properties(a)              94.1%        93.3%       $1,024        2.7%         3.7%         5.3%         8.0%

Acquisition Properties(b)       92.7%          NA        $1,077         NA           NA          N/A           NA
                                ----         ----        ------        ---          ---          ---          ----

TOTAL PORTFOLIO                 94.0%        93.3%       $1,027         NA           NA          N/A           NA

(a)  Core Properties  includes 124 properties with 35,820  apartment units owned throughout 2005 and 2006.

(b)  Reflects  11  properties  with  2,805  apartment  units  acquired/developed subsequent to January 1, 2005.

(c)  Average economic  occupancy is defined as total possible rental income, net of vacancy and bad debt expense as a percentage  of total  possible  rental income.  Total  possible  rental income is  determined by valuing  occupied units at contract rates and vacant units at market rents.

                              HOME PROPERTIES, INC.
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited

                                                                          Three Months Ended       Six Months Ended
                                                                          ------------------       ----------------
                                                                               June 30                   June 30
                                                                               -------                   -------
                                                                           2006         2005         2006         2005
                                                                           ----         ----         ----         ----

Rental income                                                          $113,358     $103,037     $224,996     $203,922
Property other income                                                     7,966        5,385       15,136        9,899
Interest income                                                             119           73          210          141
Other income                                                                504          439        1,021        1,027
                                                                       --------     --------     --------     --------
  Total revenues                                                        121,947      108,934      241,363      214,989
                                                                       --------     --------     --------     --------

Operating and maintenance                                                49,397       47,593      107,532       98,819
General and administrative                                                6,057        4,144       11,096        9,549
Interest                                                                 27,717       23,445       54,912       46,646
Depreciation and amortization                                            25,591       21,551       50,637       42,819
Impairment of assets held as General Partner                                  -            -            -          400
                                                                       --------     --------     --------     --------
  Total expenses                                                        108,762       96,733      224,177      198,233
                                                                       --------     --------     --------     --------

Income from operations                                                   13,185       12,201       17,186       16,756
Minority interest in Operating Partnership                               (3,678)      (3,494)      (4,600)      (4,373)
                                                                       --------     --------     --------     --------
Income from continuing operations                                         9,507        8,707       12,586       12,383
                                                                       --------     --------     --------     --------

Discontinued operations
  Income (loss) from operations, net of minority interest                   485        1,089        2,894       (2,559)
  Gain (loss) on disposition of property, net of minority Interest        2,361          (77)       2,361          (77)
                                                                       --------     --------     --------     --------
Discontinued operations                                                   2,846        1,012        5,255       (2,636)
                                                                       --------     --------     --------     --------

Net income                                                               12,353        9,719       17,841        9,747
Preferred dividends                                                      (1,350)      (1,681)      (2,700)      (3,579)
                                                                       --------     --------     --------     --------
Net income available to common shareholders                            $ 11,003     $  8,038     $ 15,141    $   6,168
                                                                       ========     ========     ========     ========

Reconciliation from net income available to common shareholders to Funds From Operations:

Net income available to common shareholders                            $ 11,003    $   8,038     $ 15,141    $   6,168
Real property depreciation and amortization                              25,041       23,925       49,539       47,528
Minority interest                                                         3,678        3,494        4,600        4,373
Minority interest - income (loss) from discontinued operations              218          543        1,503       (1,259)
(Gain) loss on disposition of discontinued operations                    (2,361)          77       (2,361)          77
Loss from early extinguishment of debt in connection with sale of
     real estate                                                          2,970            -        2,970            -
                                                                       --------     --------     --------     --------

FFO - basic (1)                                                        $ 40,549     $ 36,077     $ 71,392     $ 56,887
                                                                       ========     ========     ========     ========

(1)  Pursuant to the revised  definition of Funds From Operations adopted by the
     Board of Governors of the National  Association  of Real Estate  Investment
     Trusts  ("NAREIT"),  FFO is defined as net income  (computed in  accordance with  accounting  principles  generally  accepted  in the United  States of
     America  ("GAAP"))  excluding gains or losses from disposition of property, minority  interest  and  extraordinary  items plus  depreciation  from real property.  In 2006, the Company added back debt extinguishment  costs which were incurred as a result of repaying property specific debt triggered upon sale as a gain loss on sale of the property.  Because of the limitations of the FFO  definition as published by NAREIT as set forth above,  the Company has made certain  interpretations  in applying the definition.  The Company believes all adjustments not specifically  provided for are consistent with the definition.  Other  similarly  titled measures may not be calculated in the same manner.

                                                                               Three Months Ended        Six Months Ended
                                                                               ------------------         ----------------
                                                                                    June 30                    June 30
                                                                                    -------                    -------
                                                                                2006        2005          2006          2005
                                                                                ----        ----          ----          ----

FFO - basic                                                                $  40,549   $  36,077     $  71,392     $  56,887
Preferred dividends - convertible preferred stock (2)                              -         330             -             -
                                                                           ---------   ---------     ---------     ---------
     FFO - diluted                                                         $  40,549   $  36,407     $  71,392     $  56,887
                                                                           =========   =========     =========     =========

FFO - basic                                                                $  40,549   $  36,077     $  71,392     $  56,887
Preferred dividends - convertible preferred stock                                  -         330             -           879
Real estate impairment charges                                                     -           -             -         7,725
                                                                           ---------   ---------     ---------     ---------
     FFO - operating (4)                                                  $  40,549   $  36,407     $  71,392     $  65,491
                                                                           =========   =========     =========     =========

FFO - basic                                                                $  40,549   $  36,077     $  71,392     $  56,887
Preferred dividends - convertible preferred stock                                  -         330             -           879
Recurring non-revenue generating capital expenses                             (5,696)     (5,555)      (11,401)      (11,075)
                                                                           ---------   ---------     ---------     ---------
     AFFO (5)                                                              $  34,853   $  30,852     $  59,991     $  46,691
                                                                           =========   =========     =========     =========

FFO - operating                                                            $  40,549   $  36,407     $  71,392     $  65,491
Recurring non-revenue generating capital expenses                             (5,696)     (5,555)      (11,401)      (11,075)
                                                                           ---------   ---------     ---------     ---------
     AFFO - operating                                                      $  34,853   $  30,852     $  59,991     $  54,416
                                                                           =========   =========     =========     =========

Weighted average shares/units outstanding:
     Shares - basic                                                         32,936.9    31,843.6      32,101.6      31,831.6
     Shares - diluted                                                       33,598.7    32,279.1      32,722.2      32,252.3
     Shares/units - basic (3)                                               47,788.1    47,684.2      47,853.3      47,598.2
     Shares/units - diluted (3)                                             48,450.0    48,623.5      48,473.9      48,018.9

Per share/unit:
     Net income - basic                                                       $0.33       $0.25         $0.47         $0.19
     Net income - diluted                                                     $0.33       $0.25         $0.46         $0.19
     FFO - basic                                                              $0.85       $0.76         $1.49         $1.20
     FFO - diluted                                                            $0.84       $0.75         $1.47         $1.18
     Operating FFO - diluted, before real estate impairments (2) (4) (5)      $0.84       $0.75         $1.47         $1.35
     AFFO (2) (5)                                                             $0.72       $0.63         $1.24         $0.96
     Operating AFFO - before real estate impairments (2) (4) (5)              $0.72       $0.63         $1.24         $1.12
     Common Dividend paid                                                     $0.64       $0.63         $1.28         $1.26

(2)  The  convertible  preferred  stock  has  an  anti-dilutive  effect  on  the per-share calculation,  therefore,  the convertible preferred dividends are not included in FFO diluted for the six months ended June 30, 2005.  On May
     26, 2005 the  convertible  preferred stock was converted and is included in outstanding  common shares from the date of  conversion.  As Operating FFO,
     AFFO and  Operating  AFFO all  assume  maximum  dilution,  the  convertible preferred stock is considered dilutive for these  calculations;  therefore, the  diluted  shares/units  for the  six  months  ended  June  30,  2005 is
     48,686.5.

(3)  Basic includes common stock outstanding plus operating partnership units in
     Home Properties,  L.P., which can be converted into shares of common stock.
     Diluted includes additional common stock equivalents.

(4)  Operating  FFO is defined as FFO as  computed  in  accordance  with  NAREIT definition,  adjusted for the addback of real estate impairment charges and the loss on disposition of property.

(5)  Adjusted  Funds From  Operations  ("AFFO")  is defined as gross FFO less an
     annual   reserve  for   anticipated   recurring,   non-revenue   generating
     capitalized  costs of $525 per apartment unit. The resulting sum is divided by the weighted  average  shares/units on a diluted basis to arrive at AFFO per share/unit.

                              HOME PROPERTIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
           (in thousands, except share and per share data - Unaudited)

                                             June 30, 2006   December 31, 2005
                                             -------------   -----------------

Land                                           $   417,276         $   402,299
Construction in progress                             7,503               4,471
Buildings, improvements and equipment            2,858,177           2,704,372
Real estate held for sale or disposal, net               -             219,776
                                                ----------          ----------
                                                 3,282,956           3,330,918
Accumulated depreciation                          (495,738)           (446,367)
                                                ----------          ----------
Real estate, net                                 2,787,218           2,884,551

Cash and cash equivalents                            7,180               5,391
Cash in escrows                                     77,207              36,760
Accounts receivable                                  7,979               7,386
Prepaid expenses                                    11,547              16,141
Deferred charges                                    11,283              11,156
Other assets                                        11,509              12,536
Other assets held for sale                               -               3,949
                                                ----------          ----------
Total assets                                    $2,913,923          $2,977,870
                                                ==========          ==========

Mortgage notes payable                          $1,822,305          $1,768,483
Line of credit                                      47,000              82,000
Accounts payable                                    17,104              19,458
Accrued interest payable                             8,681               8,274
Accrued expenses and other liabilities              25,338              22,565
Security deposits                                   22,173              21,742
Liabilities held for sale                                -              75,267
                                                ----------          ----------
Total liabilities                                1,942,601           1,997,789

Minority interest                                  267,309             323,269
Stockholders' equity                               704,013             656,812
                                                ----------          ----------
Total liabilities and stockholders' equity      $2,913,923          $2,977,870
                                                ==========          ==========

Total shares/units outstanding:
Common stock                                      33,091.4            31,184.3
Operating partnership units                       13,565.0            16,716.7
                                                  --------            --------
                                                  46,656.4            47,901.0
                                                  ========            ========

                                      # # #

For further information:
------------------------

David P. Gardner,  Executive Vice President and Chief Financial  Officer,  (585)
246-4113

Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237